AJ. ROBBINS, P.C.
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80206

Consent of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders of
Cyberdefender Corporation
Los Angeles, California

We hereby consent to the inclusion and use in the Registration Statement on form S-8 of Cyberdefender Corporation of our report dated March 29, 2007 relating to the financial statements of Cyberdefender Corporation for the year ended December 31, 2006.

/s/ AJ. Robbins, P.C.

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver Colorado
April 14, 2008